EXHIBIT 1.1

[Class A] [Class B] Note Underwriting Agreement

Caterpillar Financial Asset Trust 20__-_
[Class A-1 ___% Asset Backed Notes]
[Class A-2 ___% Asset Backed Notes]
[Class A-3 ___% Asset Backed Notes]
[Class B ___% Asset Backed Notes]

                                                                                __________ __, 20__

Underwriter
Address

As Representative of
the Several Underwriters

Ladies and Gentlemen:

     1. Introductory. Caterpillar Financial Funding Corporation, a Nevada corporation (the “Seller”), proposes to cause Caterpillar Financial Asset Trust 20___-___ (the “Trust”) to issue $___ aggregate principal amount of [Class A-1 ___% Asset Backed Notes (the “Class A-1 Notes”), $___ aggregate principal amount of Class A-2 ___% Asset Backed Notes (the “Class A-2 Notes”) and $___ aggregate principal amount of Class A-3 ___% Asset Backed Notes (the “Class A-3 Notes,” together with the Class A-1 Notes and the Class A-2 Notes, the “Class A Notes”) and to sell the Class A Notes to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”)] [Class B ___% Asset Backed Notes (the “Class B Notes”) and to sell the Class B Notes to ___ (the “Underwriter”)]. The assets of the Trust will include, among other things, a pool of fixed-rate retail installment sale contracts and finance leases (the “Receivables”) secured by new and used machinery manufactured primarily by Caterpillar Inc. (“Caterpillar”), including rights to receive certain payments with respect to such Receivables, and security interests in the machinery financed by the Receivables (the “Financed Equipment”), and the proceeds thereof. The Receivables will be sold to the Trust by the Seller. The Receivables will be serviced for the Trust by Caterpillar Financial Services Corporation, a Delaware corporation (the “Servicer” or “CFSC”). The Notes will be issued pursuant to the Indenture to be dated as of May 1, 2004 (as amended and supplemented from time to time, the “Indenture”), between the Trust and U.S. Bank National Association, a national banking association (the “Indenture Trustee”).

     Simultaneously with the issuance and sale of the Class [A] [B] Notes as contemplated herein, the Trust will issue [$___ aggregate principal amount of Class B ___% Asset Backed Notes (the “Class B Notes,” together with the Class A Notes, the “Notes”)] [$___ aggregate principal amount of Class A-1 ___% Asset Backed Notes (the “Class A-1 Notes”), $___ aggregate principal amount of Class A-2 ___% Asset Backed Notes (the “Class A-2 Notes”) and $___ aggregate principal amount of Class A-3 ___% Asset

Backed Notes (the “Class A-3 Notes,” together with the Class A-1 Notes and the Class A-2 Notes, the “Class A Notes,” and together with the Class B Notes, the “Notes”)] and $__________ aggregate principal amount of Asset Backed Certificates (the “Certificates,” together with the Notes sometimes referred to collectively herein as the “Securities”), each such certificate representing a fractional undivided interest in the Trust. The Class [A] [B] Notes will be sold pursuant to an underwriting agreement (the “Class [A] [B] Note Underwriting Agreement,” together with this Agreement, the “Underwriting Agreements”) among the Seller and [the underwriters named in Schedule I thereto] [______________, as underwriter] .

     Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Sale and Servicing Agreement to be dated as of May 1, 2004 (as amended and supplemented from time to time, the “Sale and Servicing Agreement”), among the Trust, the Seller and the Servicer or, if not defined therein, in the Indenture or the Trust Agreement to be dated as of May 1, 2004 (as amended and supplemented from time to time, the “Trust Agreement”), between the Seller and Chase Manhattan Bank USA, National Association, a national banking association as owner trustee under the Trust Agreement (the “Owner Trustee”).

     2. Representations and Warranties of the Seller and CFSC. Each of the Seller and CFSC, with respect to itself only (except that any representation or warranty relating to the Trust is made by the Seller on its behalf), and not with respect to the other, represents and warrants to and agrees with [each] [the] Underwriter that:

          (a) The Seller meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-103949) on such Form S-3, including a prospectus and a form of prospectus supplement, for registration under the Act of the offering and sale of the Notes. The Seller may have filed one or more amendments thereto, each of which amendments has previously been furnished to the [Representative] [Underwriter]. The Seller will also file with the Commission a prospectus supplement in accordance with Rule 424(b) under the Act. The Seller has included in the Registration Statement, as amended at the Effective Date (as hereinafter defined), all information required by the Act and the rules thereunder to be included in the Prospectus (as hereinafter defined) with respect to the Notes and the offering thereof. As filed, the registration statement as amended, the form of prospectus supplement, and any prospectuses or prospectus supplements filed pursuant to Rule 424(b) under the Act relating to the Notes shall, except to the extent that the [Representative] [Underwriter] shall agree in writing to a modification, be in all substantive respects in the form furnished to the [Representative] [Underwriter] prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus supplement which has previously been furnished to the [Representative] [Underwriter]) as the Seller has advised the [Representative] [Underwriter], prior to the Execution Time, will be included or made therein.

     For purposes of this Agreement, “Effective Time” means the date and time as of which each such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. Each such registration statement, as amended at the Effective Time, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the “Registration Statement,” and any prospectus supplement (the “Prospectus Supplement”) relating to the Notes, as filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act is, together with the prospectus filed as part of the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) being hereinafter referred to as the “Basic Prospectus”), hereinafter referred to as the “Prospectus”. “Preliminary Prospectus” means any preliminary prospectus to the Prospectus which describes the Notes and the offering thereof and which is used prior to the filing of the Prospectus. “Rule 424” refers to such rule under the Act. Any reference herein to the Registration Statement, the Prospectus or any Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Prospectus or any Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus or any Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus or any Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.

          (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or does, and, when the Prospectus was first filed and on the Closing Date (as defined below), the Prospectus and any Prospectus Supplement did or will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules and regulations of the Commission thereunder (the “Rules and Regulations”) and of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). On the Effective Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus, together with any Prospectus Supplement, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Seller by [any Underwriter through the Representative] [the Underwriter] specifically for use in connection with preparation of the Registration Statement or the Prospectus.

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations, regulatory status or business prospects of the Seller or CFSC, and (ii) neither the Seller nor

CFSC has entered into any transaction or agreement (whether or not in the ordinary course of business) material to it that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Notes, other than as set forth or contemplated in the Prospectus.

          (d) The computer tape of the Receivables created as of May 1, 2004, and made available to the [Representative] [Underwriter] by the Servicer, was complete and accurate as of the date thereof and includes a description of the Receivables that are described in Schedule A to the Sale and Servicing Agreement.

          (e) Each of the Seller and CFSC is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is qualified to transact business in and is in good standing under the laws of each state in which its activities require such qualification, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

          (f) This Agreement has been duly authorized, executed and delivered by each of the Seller and CFSC.

          (g) On the date of this Agreement and on the Closing Date, the representations and warranties of CFSC and the Seller in each of the Basic Documents to which they are a party will be true and correct.

          (h) CFSC’s sale, transfer, assignment, set over and conveyance of the Receivables to the Seller as of the Closing Date will vest in the Seller all of CFSC’s right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (i) The Seller’s sale, transfer, assignment, set over and conveyance of the Receivables to the Trust as of the Closing Date will vest in the Trust all of the Seller’s right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (j) The Trust’s grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

          (k) When the Class [A] [B] Notes have been duly executed and delivered by the Owner Trustee on behalf of the Trust, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Class [A] [B] Notes will be duly issued, will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms and will be entitled to the benefits and security afforded by the Indenture, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (l) Each of CFSC and the Seller has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement.

          (m) The execution, delivery and performance of this Agreement and the consummation by each of CFSC and the Seller of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of such party, or any indenture, agreement or other instrument to which such party is a party or by which it is bound, or violate any law, order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such party or any of its properties; and, except for the registration of the Class [A] [B] Notes under the Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Class [A] [B] Notes by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required to be obtained by such party in connection with its execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby.

          (n) There are no proceedings or investigations pending or, to CFSC’s or the Seller’s knowledge, no proceeding or investigations threatened against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such party or its properties (i) asserting the invalidity of this Agreement or any of the Notes, (ii) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by such party of its obligations under, or the validity or enforceability of, the Notes or this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

          (o) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations and which have not been so described or filed.

          (p) The Seller (i) is not in violation of its certificate of incorporation or by-laws, (ii) is not in default, in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the Seller’s due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or to which any of the Seller’s property or assets is subject or (iii) is not in violation in any respect of any law, order, rule or regulation applicable to the Seller or any of the Seller’s property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Seller.

          (q) The Basic Documents conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

          (r) Neither the Trust nor the Seller is an “investment company” or under the “control” of an “investment company” within the meaning thereof as defined in the Investment Company Act of 1940, as amended.

     3. Purchase, Sale, and Delivery of the Class [A] [B] Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to [each] [the] Underwriter, and [each] [the] Underwriter agrees[, severally and not jointly,] to purchase from the Seller, [(a) at a purchase price of ___% of the principal amount thereof, the respective principal amount of the Class A-1 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (b) at a purchase price of ___% of the principal amount thereof, the respective principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter in Schedule I hereto and (c) at a purchase price of ___% of the principal amount thereof, the respective principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto] [at a purchase price of ___% of the principal amount thereof, $___in principal amount of the Class B Notes]. Delivery of and payment for the Class A Notes shall be made at the office of Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, California 94105 on ___, 20___(the “Closing Date”). Delivery of the Class [A] [B] Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The Class [A] [B] Notes to be so delivered will be initially represented by one or more Class [A] [B] Notes registered in the name of “Cede & Co.,” the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Class [A] [B] Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Class [A] [B] Notes will be available only under limited circumstances set forth in the Indenture.

     4. Offering by [Underwriters] Underwriter]. It is understood that the [Underwriters propose] [Underwriter proposes] to offer the Class [A] [B] Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

     5. Covenants of the Seller. The Seller covenants and agrees with [each of] the [Underwriters] [Underwriter] that:

          (a) Immediately following the execution of this Agreement, the Seller will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Notes are to be purchased by the [Underwriters] [Underwriter], the initial public offering price, the selling concessions and allowances, and such other information as the Seller deems appropriate and shall furnish a copy to the [Representative] [Underwriter] in accordance with Section 5(b) of this Agreement. The Seller will transmit the Prospectus including such Prospectus Supplement to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 424(b). The Seller will advise the [Representative] [Underwriter] promptly of any such filing pursuant to Rule 424(b).

          (b) Prior to the termination of the offering of the Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished the [Representative] [Underwriter] with a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the [Representative] [Underwriter] reasonably objects. Subject to the foregoing sentence, if filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the [Representative] [Underwriter] of such timely filing.

          (c) The Seller will advise the [Representative] [Underwriter] promptly of any proposal to amend or supplement the Registration Statement as filed or the Prospectus, and will not effect such amendment or supplement without the [Representative’s] [Underwriter’s] consent, which consent will not unreasonably be withheld. The Seller will also advise the [Representative] [Underwriter] promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and the Seller will also advise the [Representative] [Underwriter] promptly of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

          (d) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective Rules and Regulations thereunder, the Seller promptly will notify the [Representative] [Underwriter] and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the first sentence of paragraph (b) of this Section 5, an amendment or supplement that will correct such statement or omission, or effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of [any] [the] Underwriter hereunder.

          (e) The Seller will furnish to the [Underwriters] [Underwriter] copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus or prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the [Underwriters request] [Underwriter requests].

          (f) The Seller will assist the [Representative] [Underwriter] in arranging for the qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States, or as necessary to qualify for Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as the [Representative] [Underwriter] designates and will continue to assist the [Representative] [Underwriter] in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor CFSC shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

          (g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the [Underwriters] [Underwriter] shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to the [Representative] [Underwriter] the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Owner Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Owner Trustee or the Indenture Trustee.

          (h) So long as any of the Notes are outstanding, the Seller will furnish to the [Representative] [Underwriter] (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority which is otherwise publicly available, as the [Representative] [Underwriter] may reasonably request.

          (i) On or before the Closing Date, the Seller shall cause the computer records of the Seller and the Servicer relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Closing Date neither the Seller nor the Servicer shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

          (j) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

          (k) For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the [Underwriters] [Underwriter], none of the Seller, CFSC or any trust originated, directly or indirectly, by the Seller or CFSC will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to fixed-rate retail installment sale contracts or finance leases and secured by equipment similar to the Financed Equipment.

          (l) The Seller and CFSC each will deliver to the [Representative] [Underwriter], all opinions, certificates and other documents or information delivered to the Owner Trustee and the Indenture Trustee at the time such opinions, certificates and other documents or information are delivered to the Owner Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement and the Purchase Agreement with respect to perfection and priority of CFSC’s interest in the Receivables.

     6. Payment of Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the

Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Notes to the [Underwriters] [Underwriter], (iii) the fees and disbursements of the Seller’s counsel and accountants, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(f) of this Agreement, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (v) the printing and delivery to the [Underwriters] [Underwriter] of copies of the Registration Statement as originally filed and of each amendment thereto, of the Preliminary Prospectus and of each amendment or supplement thereto, (vi) the printing and delivery to the [Underwriters] [Underwriter] of copies of any blue sky or legal investment survey prepared in connection with the Notes, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (ix) the fees and expenses of Orrick, Herrington & Sutcliffe LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Sections 7(e) and (f) hereof.

     7. Conditions of the Obligations of the [Underwriters] [Underwriter]. The obligations of the [Underwriters] [Underwriter] to purchase and pay for the Class A Notes will be subject to the accuracy of the representations and warranties on the part of the Seller and CFSC herein, to the accuracy of the statements of officers of the Seller and CFSC made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

          (a) The Registration Statement shall be effective at the Execution Time, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the [Representative] [Underwriter], shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

          (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.

          (c) On or prior to the date of this Agreement and on or prior to the Closing Date, the [Representative] [Underwriter] shall have received a letter or letters, dated as of the date of this Agreement and as of the Closing Date, respectively, of PricewaterhouseCoopers LLP, independent public accountants, substantially in the form of the drafts to which the [Representative] [Underwriter] has previously agreed and otherwise in form and substance satisfactory to the [Representative] [Underwriter] and its counsel.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller or the Servicer which, in the judgment of the [Underwriters] [Underwriter], materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the over-the-counter market, or any setting of minimum prices for trading on such exchange, or a material disruption in commercial banking or securities settlement or clearance services in the United

States or with respect to Clearstream or Euroclear systems in Europe; (iii) any suspension of trading of any securities of Caterpillar or CFSC on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the offering, sale of and payment for the Notes.

          (e) The [Representative] [Underwriter] shall have received opinions of ___, Senior Corporate Attorney of CFSC, Orrick, Herrington & Sutcliffe LLP and Waller Lansden Dortch & Davis, PLLC, counsel to CFSC, the Seller and the Trust and such other counsel acceptable to the [Underwriters] [Underwriter] addressed to the [Representative] [Underwriter], dated the Closing Date and satisfactory in form and substance to the [Representative] [Underwriter] and its counsel, substantially to the effect that:

               (i) CFSC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under the Underwriting Agreements, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Custodial Agreement and had at all times, and now has, the power, authority and legal right to acquire, own and sell the Receivables.

               (ii) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with full corporate power and authority to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under the Underwriting Agreements, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Custodial Agreement and had at all times, and now has, the power, authority and legal right to acquire, own and sell the Receivables.

               (iii) CFSC is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Owner Trustee or the Indenture Trustee.

               (iv) The Seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would have a material adverse effect on the Receivables as a whole.

               (v) When the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered to the Seller pursuant to the Sale and Servicing Agreement, the

Certificates will be legally issued, fully paid and nonassessable obligations of the Trust and will be entitled to the benefits of the Trust Agreement.

               (vi) When the Notes have been duly executed and delivered by the Owner Trustee on behalf of the Trust, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to the Underwriting Agreements, the Notes will be duly issued, will constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms and will be entitled to the benefits and security afforded by the Indenture, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (vii) Each of the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Seller, and is a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (viii) The Underwriting Agreements have been duly authorized, executed and delivered by each of the Seller and CFSC.

               (ix) Each of the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Custodial Agreement has been duly authorized, executed and delivered by CFSC and is a legal, valid and binding obligation of CFSC enforceable against CFSC in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (x) Neither the sale, transfer, assignment, set over and conveyance of the Receivables from CFSC to the Seller, nor the sale, transfer, assignment, set over and conveyance of the Receivables from the Seller to the Trust, nor the grant of a security interest in the Trust Estate by the Trust to the Indenture Trustee, nor the assignment by the Seller of its right, title and interest in the Purchase Agreement to the Trust, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of the Underwriting Agreements, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Administration Agreement or the Custodial Agreement by the Seller, nor

the execution of the Underwriting Agreements, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement or the Custodial Agreement by CFSC, nor the consummation of any transactions contemplated in the Underwriting Agreements, the Purchase Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Sale and Servicing Agreement or the Custodial Agreement (such agreements, excluding the Underwriting Agreements, being for purposes of this clause (e) and elsewhere herein, as applicable, collectively, the “Basic Documents”), nor the fulfillment of the terms thereof by CFSC, the Seller or the Trust, as the case may be, will (1) conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or bylaws of CFSC or the Seller or, to the best of such counsel’s knowledge after due inquiry, of any indenture or other agreement or instrument to which CFSC or the Seller is a party or by which either of them is bound, or (2) result in a violation of or contravene the terms of any statute, order or regulation applicable to CFSC or the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of them.

               (xi) There are no actions, proceedings or investigations pending or, to the best of such counsel’s knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance (A) by CFSC of its obligations under, or the validity or enforceability of, the Underwriting Agreements, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement or the Custodial Agreement, (B) by the Seller of its obligations under, or the validity or enforceability of, the Underwriting Agreements, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement or the Custodial Agreement, or (C) by the Servicer of its obligations under, or the validity or enforceability of, the Sale and Servicing Agreement.

               (xii) To the best knowledge of such counsel, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which CFSC or the Seller is a party or by which either of them is bound, which default is or would have a material adverse effect on the financial condition, earnings, business or properties of CFSC and its subsidiaries, taken as a whole.

               (xiii) The Assignment (as defined in the Purchase Agreement) dated as of the Closing Date from CFSC to the Seller has been duly authorized, executed and delivered by CFSC.

               (xiv) Should CFSC become the debtor in a case under the Bankruptcy Code, if the matter were properly briefed and presented to a court, the court should hold that (1) the transfer of the Receivables by CFSC to the Seller in the manner set forth in the Purchase Agreement would constitute an absolute sale of the Receivables, rather than a borrowing by CFSC secured by the Receivables, and thus (2) the Seller’s rights to the Receivables would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

               (xv) Should CFSC become the debtor in a case under the Bankruptcy Code, and the Seller would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, would not order, over the objection of the Certificateholders or the Noteholders, the substantive consolidation of the assets and liabilities of the Seller with those of CFSC based on any legal theories currently subscribed to by federal courts exercising bankruptcy jurisdiction.

               (xvi) Such counsel is familiar with the Servicer’s standard operating procedures relating to the Servicer’s acquisition of a perfected first priority security interest in the equipment financed by the Servicer pursuant to equipment installment sale contracts in the ordinary course of the Servicer’s business. Assuming that the Servicer’s standard procedures have been followed with respect to the perfection of security interests in the Financed Equipment (and such counsel has no reason to believe that such procedures have not been followed), the Servicer has acquired or will acquire a perfected first priority security interest in the Financed Equipment.

               (xvii) The Purchase Agreement grants to the Seller a valid security interest in CFSC’s rights in the Receivables and the proceeds thereof. The Sale and Servicing Agreement grants to the Trust a valid security interest in the Seller’s rights in the Receivables and the proceeds thereof. The Indenture grants to the Indenture Trustee a valid security interest in the Trust’s rights in the Receivables and the proceeds thereof.

               (xviii) The Receivables are chattel paper as defined in the Uniform Commercial Code (the “UCC”).

               (xix) Immediately prior to the transfer of the Receivables and the proceeds thereof to the Trust, the Seller had a first priority perfected security interest in the Receivables and the proceeds thereof. Immediately prior to the transfer of the Receivables and the proceeds thereof to the Indenture Trustee, the Trust had a first priority perfected security interest in the Receivables and the proceeds thereof. The Indenture Trustee has a first priority perfected security interest in the Receivables and the proceeds thereof. The opinion covered by this paragraph (xix) shall be subject to customary UCC exceptions and qualifications.

               (xx) The statements in the Prospectus under the headings “Risk Factors––The notes may suffer losses if the interests of other persons in the receivables are superior to the trust’s interest” and “Certain Legal Aspects of the Receivables” to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

               (xxi) The statements contained in the Prospectus and any supplement thereto under the headings “Description of the Notes,” “Description of the Certificates” and “Description of the Transfer and Servicing Agreements,” insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Administration Agreement, the Sale and Servicing Agreement, the Purchase Agreement and the Trust Agreement, are a fair and accurate summary of the matters referred to therein.

               (xxii) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except for such filings with respect to the transfer of the Receivables to the Seller pursuant to the Purchase Agreement and the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement and as may be required under state securities or Blue Sky laws of various jurisdictions.

               (xxiii) All actions required to be taken and all filings required to be made under the Act prior to the sale of the Notes have been duly taken or made.

               (xxiv) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

               (xxv) The Indenture has been duly qualified under the Trust Indenture Act.

               (xxvi) The Seller is not, and will not as a result of the offer and sale of the Notes as contemplated in the Prospectus and the Underwriting Agreements become, an “investment company” as defined in the Investment Company Act or a company “controlled by” an “investment company” within the meaning of the Investment Company Act.

               (xxvii) The Registration Statement is effective under the Act, any required filing of any Preliminary Prospectus and the Prospectus and any supplements thereto pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations.

               (xxviii) Nothing has come to such counsel’s attention that would lead such counsel to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof and as of the Closing Date (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

               (xxix) The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Custodial Agreement, the Administration Agreement, the Notes and the Certificates.

               (xxx) The Indenture, the Sale and Servicing Agreement, the Custodial Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee on behalf of the Trust, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (xxxi) The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Sale and Servicing Agreement, and had at all relevant times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables.

               (xxxii) The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Seller, the Owner Trustee or the Indenture Trustee.

               (xxxiii) The Sale and Servicing Agreement has been duly authorized, executed and delivered by the Servicer, and is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (xxxiv) Neither the execution and delivery of the Sale and Servicing Agreement by the Servicer, nor the consummation of any transactions contemplated in the Underwriting Agreements or the Basic Documents, nor the fulfillment of the terms thereof by the Servicer will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or bylaws of the Servicer or of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

               (xxxv) To the best knowledge of such counsel, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Servicer is a party or by which it is bound, which default is or would have a material adverse effect on the financial condition, earnings, business or properties of the Servicer and its subsidiaries, taken as a whole.

     Such counsel shall also opine as to such other matters as the [Underwriters] [Underwriter] may reasonably request. The opinions set forth in clauses (xiv), (xv) and (xix) of this Section 7(e) shall be given by Orrick, Herrington & Sutcliffe LLP or such other outside counsel to CFSC, the Seller and the Trust as may be acceptable to the [Underwriters] [Underwriter].

          (f) The [Representative] [Underwriter] shall have received an opinion addressed to it of Orrick, Herrington & Sutcliffe LLP in its capacity as Special Tax Counsel for the Trust, dated the Closing Date, substantially to the effect that the statements in the Prospectus under the headings “Summary of Terms of the Notes––Tax Status” (to the extent relating to Federal income tax consequences) and “Federal Income Tax Consequences” accurately describe the material Federal income tax consequences to holders of the Notes, [the statements in the Prospectus under the heading “Legal Investment,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Class A-1 Notes under the Investment Company Act,] and the statements in the Prospectus under the heading “ERISA Considerations,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

          (g) The [Representative] [Underwriter] shall have received an opinion addressed to it of Waller Lansden Dortch & Davis, PLLC in its capacity as Special Tennessee Tax Counsel for the Trust, dated the Closing Date, substantially to the effect that the statements in the Prospectus under the heading “Summary of Terms of the Notes––Tax Status” (to the extent relating to Tennessee income tax consequences) and in the Prospectus under the heading “Certain State Income Tax Considerations” accurately describe the material income tax consequences in the State of Tennessee to holders of the Notes.

          (h) The [Representative] [Underwriter] shall have received an opinion addressed to it of Lionel Sawyer & Collins in its capacity as Special Nevada Tax Counsel for the Trust, dated the Closing Date, substantially to the effect that the Trust would not be subject to taxation in Nevada.

          (i) The [Representative] [Underwriter] shall have received an opinion addressed to it of                      in its capacity as Special Counsel to the [Underwriters] [Underwriter], dated the Closing Date, with respect to the validity of the Notes and such other related matters as the [Representative] [Underwriter] shall require and the Seller shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (j) The [Representative] [Underwriter] shall have received an opinion addressed to it, the Seller and the Servicer of                      in its capacity as counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the [Representative] [Underwriter].

          (k) The [Representative] [Underwriter] shall have received an opinion addressed to it, the Seller and the Servicer of                     , counsel to the Owner Trustee, and such other counsel acceptable to the [Representative] [Underwriter] and its counsel, dated the Closing Date and satisfactory in form and substance to the [Representative] [Underwriter] and its counsel, when taken together, substantially to the effect that:

               (i) The Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware.

               (ii) The Owner Trustee has full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Custodial Agreement, the Sale and Servicing Agreement and the Administration Agreement.

               (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Custodial Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Custodial Agreement, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

               (iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Custodial Agreement and the Administration Agreement constitute valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms under the laws of the State of New York and the State of Delaware and the Federal law of the United States of America.

               (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Sale and Servicing Agreement, the Custodial Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States Federal governmental authority having jurisdiction over the trust power of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

               (vi) The Owner Trustee has duly executed, authenticated and delivered the Certificates, and has duly executed and delivered the Notes, issued on the Closing Date on behalf of the Trust.

               (vii) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Sale and Servicing Agreement, the Indenture, the Custodial Agreement and the Administration Agreement and the performance by the Owner Trustee of its obligations thereunder, do not conflict with, result in a breach or violation of or constitute a default under, the articles of association or bylaws of the Owner Trustee.

          (l) The [Representative] [Underwriter] shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of the Seller and CFSC, in its individual capacity and as Servicer, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Seller, CFSC and/or the Servicer, as the case may be, contained in this Agreement, the Trust Agreement, Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct, that the Seller, CFSC and/or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) no material adverse change in or affecting particularly the business or properties of the Trust, the Seller, CFSC and/or the Servicer, as the case may be, has occurred.

          (m) The [Representative] [Underwriter] shall have received evidence satisfactory to it of the filing of all UCC financing statements necessary to perfect the transfer of the interest of CFSC in the Receivables and the proceeds thereof to the Seller, the transfer of the interest of the Seller in the Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

          (n) The [Class A-1 Notes shall have been rated “A-1+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “P-1” by Moody’s Investors Service, Inc. (“Moody’s”), the Class A-2 Notes shall have been rated “AAA” by S&P and “Aaa” by Moody’s and the Class A-3 Notes shall have been rated “AAA” by S&P and “Aaa” by Moody’s] [Class B Notes shall have been rated at least “A” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and at least “A2” by Moody’s Investors Service, Inc.], and in each case shall not have been placed on any creditwatch or review with a negative implication for downgrade.

          (o) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued by the Seller or any of its affiliates or by any trust established by the Seller or any of its affiliates.

          (p) On the Closing Date, [$                     aggregate principal amount of Class B Notes shall have been issued and sold] [$                     aggregate principal amount of Class A-1 ___% Asset Backed Notes, $                     aggregate principal amount of Class A-2 ___% Asset Backed Notes and $                     aggregate principal amount of Class A-3 ___% Asset Backed Notes shall have been issued and sold] and $                     aggregate principal amount of the Certificates shall have been issued and purchased by the Seller.

          (q) The Seller will provide or cause to be provided to the [Representative] [Underwriter] such conformed copies of such opinions, certificates, letters and documents as it reasonably requests.

     8. Indemnification and Contribution. (a) The Seller and CFSC will jointly and severally, indemnify and hold harmless [each] [the] Underwriter and each person, if any, who controls [any] [the] Underwriter within the meaning of Section 15 of the Act against any losses, claims, damages, expenses or liabilities, joint or several, to which [such] [the] Underwriter or person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse [each] [the] Underwriter for any legal or other expenses reasonably incurred by [such] [the] Underwriter in connection with investigating or defending any such loss, claim, damage, expense liability or action; provided, however, that the Seller and CFSC will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by [any Underwriter through the Representative] [the Underwriter] through either Representative specifically for use therein; and provided, further, that the Seller and CFSC shall not be liable to [any] [the] Underwriter or any person controlling [any] [the] Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage, expense or liability of the [Underwriters] [Underwriter] or such controlling person results from the fact that [such] [the] Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of, the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Seller has previously furnished copies thereof to [such] [the] Underwriter.

     The indemnity agreement in this subsection (a) shall be in addition to any liability which the Seller or CFSC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls [any] [the] Underwriter within the meaning of the Act.

          (b) [Each] [The] Underwriter will indemnify and hold harmless the Seller and CFSC against any losses, claims, damages, expenses or liabilities to which the Seller and CFSC may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller or CFSC by [such Underwriter through the Representative] [the Underwriter] specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller or CFSC in connection with investigating or defending any such action or claim.

     The indemnity agreement in this subsection (b) shall be in addition to any liability which [each] [the] Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Seller or CFSC within the meaning of the Act.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless the indemnifying party shall have received other notice addressed and delivered in the manner provided in Section [12] [11] hereof of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability of any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Seller and CFSC on the one hand and the [Underwriters] [Underwriter] on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller and CFSC on the one hand and the [Underwriters] [Underwriter] on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Seller and CFSC on the one hand and the [Underwriters] [Underwriter] on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller and CFSC bear to the total underwriting discounts and commissions received by the [Underwriters] [Underwriter], in each case as set forth in the table on the cover page of the Prospectus, as amended or supplemented, with respect to the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller and CFSC on the one hand or by the [Underwriters] [Underwriter] on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to [any] [the] Underwriter, the extent to which such losses, claims, damages, expenses or liabilities (or actions in respect thereof) result from the fact that [such] [the] Underwriter sold such Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then supplemented or amended (excluding documents incorporated by reference), whichever is more recent, if the Seller has previously furnished copies thereof to [such] [the] Underwriter. The Seller and CFSC and the [Underwriters, severally and not jointly,] [Underwriter] agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), [no Underwriter shall] [the Underwriter shall not] be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which [such] [the] Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The contribution agreement in this subsection (d) shall extend, upon the same terms and conditions, to each person, if any, who controls [any Underwriter] [the Underwriter] within the meaning of the Act.

     9. [Defaults of Underwriters. If any Underwriter or Underwriters default on their obligations to purchase the Class A Notes hereunder on the Closing Date and the aggregate principal amount of the Class A Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A Notes, the Representative may make arrangements satisfactory to the Representative and the Seller for the purchase of such Class A Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If an Underwriter or Underwriters so default and the aggregate principal amount of the Class A Notes with respect to such default or defaults exceeds 10% of the total principal amount of the Class A Notes and arrangements satisfactory to the Representative and the Seller for the purchase of such Class A Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Seller, except as provided in Section 11 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.]

     10. No Bankruptcy Petition. [Each] [The] Underwriter and CFSC each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

     11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller or CFSC or any of their officers and [each of the Underwriters] [the Underwriter] set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller or CFSC submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation or statement as to the results thereof made by or on behalf of [any] [the] Underwriter or of the Seller or any of their respective representatives, officers or directors or any controlling person, and (iii) delivery of and payment for the Class [A] [B] Notes. If for any reason the purchase of the Class [A] [B] Notes by the [Underwriters] [Underwriter] is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 6 of this Agreement and the respective obligations of the Seller and the [Underwriters] [Underwriter] pursuant to Section 8 of this Agreement shall remain in effect. If for any reason the purchase of the Class [A] [B] Notes by the [Underwriters] [Underwriter] is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) or (v) of Section 7(d) of this Agreement), the Seller will reimburse [any] [the] Underwriter, upon demand, for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Class [A] [B] Notes. Nothing contained in this Section [11] [10] shall limit the recourse of the Seller against the [Underwriters] [Underwriter].

     12. Notices. All communications hereunder will be in writing and if sent to the [Underwriters] [Underwriter], will be mailed, delivered or telegraphed and confirmed to                                        , Attention:                    ; if sent to the Seller, will be mailed, delivered or telegraphed, and confirmed to it at Caterpillar Financial Funding Corporation, 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119, Attention: Secretary; if sent to CFSC, will be mailed, delivered or telegraphed, and confirmed to it at Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, Tennessee 37203-0001, Attention: Secretary; [provided, however, that any notice to an Underwriter pursuant to Section 8 of this Agreement will be mailed, delivered or telegraphed and confirmed to such Underwriter]. Any such notice will take effect at the time of receipt.

     13. Computational Materials; Term Sheets. [Each] [The] Underwriter represents and warrants to the Seller that (i) it has not and will not use any information that constitutes “Computational Materials” as defined in the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to other issuers and underwriters by the Commission in the response to the request of the Public Securities Association, dated May 24, 1994) (the “Kidder/PSA No-Action Letter”), in connection with the offering of the Class [A] [B] Notes and (ii) it has not and will not use any information that constitutes “ABS Term Sheets,” “Structural Term Sheets” or “Collateral Term Sheets,” each as defined in the no-action letter, dated February 13, 1995, addressed by the Commission to the Public Securities Association (the “PSA No-Action Letter,” and together with the Kidder/PSA No Action Letter, the “No Action Letters”), in connection with the offering of the Class [A] [B] Notes.

     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 of this Agreement, and no other person will have any right or obligations hereunder. No purchaser of Class [A] [B] Notes from [any] [the] Underwriter shall be deemed to be a successor of [such] [the] Underwriter merely because of such purchase.

     15. [Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all of the Underwriters.]

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     17. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller, CFSC and the [several Underwriters] [Underwriter] in accordance with the terms of this Class [A] [B] Note Underwriting Agreement.

Very truly yours, CATERPILLAR FINANCIAL FUNDING CORPORATION
By:
Name:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION
By:
Name:
Title:

The foregoing Class [A] [B] Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

By:

Name:
Title:

[on behalf of itself and as Representative of the Several Underwriters]

SCHEDULE 1

	Principal Amount of	Principal Amount of	Principal Amount of
Underwriter	Class [A-1] Notes	Class [A-2] Notes	Class [A-3] [B] Notes

	$	$	$

Total	$	$	$